Exhibit 99.1

Kentucky USA Energy, Inc. Announces Gas Gathering & Treatment Agreement with Seminole Energy Services, LLC

Press Release

Source: Kentucky USA Energy, Inc.

On Tuesday August 11, 2009, 11:00 am EDT

LONDON, Ky.--(BUSINESS WIRE)--Kentucky USA Energy, Inc. (the “Company”) (OTCBB: KYUS - News), announced today that the Company has entered into a Gas Gathering & Treatment Agreement with Seminole Energy Services, LLC (“Seminole”). The recently concluded agreement provides for the gathering and treatment by Seminole of the Company’s natural gas production from its New Albany Shale project in western Kentucky. Together, the Company and Seminole will immediately begin the final phases of work to interconnect the Company’s field gathering lines with Seminole’s Olive Grove Gathering & Treatment Facility. The Olive Grove System is jointly owned by Seminole Gas Company, LLC, and Daugherty Petroleum, Inc., and is managed by Seminole. The Company expects to complete the interconnection within thirty (30) and to sign a Base Contract for the Sale and Purchase of Natural Gas with Seminole within the next fifteen (15) days.

“This is a great opportunity for us as we partner up with Seminole on our New Albany Shale project,” said Steven Eversole, CEO of Kentucky USA Energy. “We believe that this strategic alliance will allow for efficient production and maximum sale of natural gas from this project for many years to come."

“This is an exciting project and we welcome the opportunity to work with Kentucky USA Energy,” remarked Robert B. Rosene, Jr., President of Seminole Energy Services, LLC. “Through our investments in gathering and treatment facilities and producer alliances in the area, such as this one with Kentucky USA Energy, we hope to serve as a catalyst for the further development of New Albany Shale production and other gas resources in western Kentucky.”

About Kentucky USA Energy, Inc.

Headquartered in London, KY, Kentucky USA Energy, Inc. engages in the acquisition, exploration, and development of oil and natural gas resource properties, with a primary focus on New Albany shale gas in the Illinois Basin in western Kentucky. The Company is a growing, exploration stage independent energy company with, it believes, the experience and technological expertise to exploit the gas resources on its properties in the Illinois Basin’s New Albany Shale.

More information about the Company may be found at www.kusaenergy.com

About Seminole Gas Company, LLC & Seminole Energy Services, LLC

Privately held, Tulsa based Seminole Gas Company provides midstream services in Kentucky, Virginia, Tennessee, Oklahoma, Kansas, and Texas. Seminole Energy Services (www.seminoleenergy.com) and its subsidiary, Seminole Gas Company, provide wellhead-to-burnertip natural gas midstream and marketing services to end users and producers throughout the central United States. In Illinois and Michigan, Seminole operates under its affiliate brands, Vanguard Energy Services and Lakeshore Energy Services, respectively. Seminole’s customer base today numbers over 6,200 commercial and industrial customers with average daily sales of 900,000 Mcf per day. The company’s Appalachian Basin activities are managed from its offices in Lexington, Kentucky.

Forward-Looking Statements

Certain statements in this news release, which are not historical facts, are forward-looking statements. These statements are subject to risks and uncertainties. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Actual results may differ materially from those currently anticipated due to a number of factors which may be beyond the reasonable control of Kentucky USA Energy, including, but not limited to, the availability and pricing of additional capital to finance operations, including the drilling of its initial gas wells, longer term drilling programs and additional leasehold acquisitions, the viability of the shale gas fields in the Illinois Basin in western Kentucky, the ability of Kentucky USA Energy to build and maintain a successful operations infrastructure and to effectively drill and develop producing wells, the successful negotiation and execution of cost-effective third-party gas drilling and distribution agreements, the continued commitment of drill rig operators and future economic conditions and the volatility and decreases in energy prices. Readers are urged not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release. Additional information on risks and other factors that may affect the business and financial results of Kentucky USA Energy can be found in the filings of Kentucky USA Energy with the U.S. Securities and Exchange Commission.

Contact:

Kentucky USA Energy, Inc.
Steven Eversole, 606-878-5987
CEO
or
Investor Relations:
Corporate Evolutions, Inc.
516-482-0155
Toll Free: 877-482-0155
info@corporateevolutions.com
www.corporateevolutions.com
or
Seminole Energy Services, LLC
Brent McDaniel, 859-685-1035
Senior Vice President
bmcdaniel@seminoleenergy.com